                         PACIFIC ONLINE COMPUTERS, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998






                                    CONTENTS


                                                                    Page
                                                                    ----
INDEPENDENT AUDITORS' REPORT                                          1

FINANCIAL STATEMENTS:
  Balance Sheets                                                      2
  Statements of Operations                                            3
  Statements of Stockholders' Equity (Deficit)                        4
  Statements of Cash Flows                                            5
  Notes to Financial Statements                                     6-15



                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Pacific Online Computers, Inc.
Irvine, California


We have audited the accompanying balance sheets of Pacific Online Computers, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Online Computers, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern (see Note 1 for management's plans). As shown in the financial statements, the Company has incurred net losses of $1,339,152 and $1,073,152 during the years ended December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, the Company had current liabilities in excess of current assets of $2,716,770 and $1,215,094, respectively, and had negative cash flows from operations and a net capital deficiency at December 31, 1999. Also, the Company's financing arrangements for inventory purchases and cash advances have been on a month-to-month extension since May 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.





/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
March 6, 2000, except for Notes 14 and 15, which are as of April 5, 2000 and March 24, 2000, respectively

                         PACIFIC ONLINE COMPUTERS, INC.

                                 BALANCE SHEETS


                                                                                     December 31,            December 31,
                                         ASSETS                                         1999                      1998
                                                                                     ------------            ------------
CURRENT ASSETS:
  Cash                                                                               $    182,009             $    172,666
  Certificate of deposit                                                                   69,629                  100,254
  Accounts receivable, net of allowance
    for doubtful accounts of $102,251 (1999) and
    $96,856 (1998)                                                                      9,991,080               10,153,597
  Income tax refunds receivable                                                              --                    778,284
  Inventory                                                                             1,116,503                1,118,879
  Prepaid expenses and other current assets                                               168,827                   90,904
  Deferred income taxes                                                                   112,000                  112,000
                                                                                     ------------             ------------
          Total current assets                                                         11,640,048               12,526,584
                                                                                     ------------             ------------
PROPERTY AND EQUIPMENT, net of
  accumulated depreciation and amortization                                             1,134,273                1,595,003
                                                                                     ------------             ------------

OTHER ASSETS:
  Receivable from officer                                                                 395,251                     --
  Deposits                                                                                114,177                  113,832
  Long-term accounts receivable                                                           106,825                     --
  Goodwill                                                                                 47,005                   48,568
  Franchise fee and license                                                                  --                     10,259
                                                                                     ------------             ------------
          Total other assets                                                              663,258                  172,659
                                                                                     ------------             ------------
                                                                                     $ 13,437,579             $ 14,294,246
                                                                                     ============             ============

                          LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Loans payable, finance company                                                     $  9,794,334             $  9,227,254
  Accounts payable and accrued expenses                                                 3,354,242                3,418,004
  Note payable, stockholder                                                               902,275                  902,275
  Leases payable, current                                                                  23,679                   88,361
  Deferred revenue, current                                                               282,288                  105,784
                                                                                     ------------             ------------
          Total current liabilities                                                    14,356,818               13,741,678
                                                                                     ------------             ------------
LEASES PAYABLE, less current maturities                                                      --                    121,312
                                                                                     ------------             ------------
DEFERRED REVENUE, less current maturities                                                    --                     11,343
                                                                                     ------------             ------------
STOCKHOLDERS' DEFICIT:
  Common stock; 10,000,000 shares authorized,
    152,202 shares issued and outstanding                                                 785,935                  785,935
  Deficit                                                                              (1,705,174)                (366,022)
                                                                                     ------------             ------------
          Total stockholders' deficit                                                    (919,239)                 419,913
                                                                                     ------------             ------------
                                                                                     $ 13,437,579             $ 14,294,246
                                                                                     ============             ============


See accompanying independent auditors' report and notes to financial statements.

                         PACIFIC ONLINE COMPUTERS, INC.

                            STATEMENTS OF OPERATIONS


                                                                      Year ended                  Year ended
                                                                   December 31, 1999            December 31, 1998
                                                                   -----------------            -----------------
NET SALES                                                             $ 61,162,748                 $ 80,080,059

COST OF SALES                                                           51,086,675                   67,535,722
                                                                      ------------                 ------------
GROSS PROFIT                                                            10,076,073                   12,544,337
                                                                      ------------                 ------------

LABOR COSTS                                                              6,610,025                    9,636,160
OPERATING EXPENSES                                                       3,728,699                    4,424,000
                                                                      ------------                 ------------
                                                                        10,338,724                   14,060,160
                                                                      ------------                 ------------

LOSS FROM OPERATIONS                                                      (262,651)                  (1,515,823)

LAWSUIT SETTLEMENT (NOTE 14)                                            (1,076,501)                        --
                                                                      ------------                 ------------

                                                                        (1,339,152)                  (1,515,823)
INCOME TAX BENEFIT, NET                                                       --                       (442,671)
                                                                      ------------                 ------------

NET LOSS                                                              $ (1,339,152)                $ (1,073,152)
                                                                      ============                 ============


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -
  basic and diluted                                                        152,202                      152,202
                                                                      ============                 ============

NET LOSS PER SHARE -
  basic and diluted                                                   $      (8.80)                $      (7.05)
                                                                      ============                 ============




See accompanying independent auditors' report and notes to financial statements.

                         PACIFIC ONLINE COMPUTERS, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                     YEARS ENDED DECEMBER 31, 1999 AND 1998



                                                      Common stock                                             Total
                                               ---------------------------            Accumulated           stockholders'
                                               Shares               Amount              deficit            equity/(deficit)
                                               ------               ------              -------            ---------------
Balance at January 1, 1998                     152,202           $   785,935           $   707,130           $ 1,493,065

Net loss for the year ended
  December 31, 1998                                                                     (1,073,152)           (1,073,152)
                                           -----------           -----------           -----------           -----------

Balance at December 31, 1998                   152,202               785,935              (366,022)              419,913

Net loss for the year ended
  December 31, 1999                                                                     (1,339,152)           (1,339,152)
                                           -----------           -----------           -----------           -----------

Balance at December 31, 1999                   152,202           $   785,935           $(1,705,174)          $  (919,239)
                                           ===========           ===========           ===========           ===========



See accompanying independent auditors' report and notes to financial statements.

                         PACIFIC ONLINE COMPUTERS, INC.

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                                          Year ended             Year ended
                                                                                       December 31, 1999      December 31, 1998
                                                                                       -----------------      -----------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net loss                                                                                 $(1,339,152)         $(1,073,152)
                                                                                           -----------          -----------

  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY (USED FOR) OPERATING
    ACTIVITIES:
      Depreciation and amortization                                                            509,221              488,088
      Loss on sale of assets                                                                    10,227                 --
      Provision for doubtful accounts                                                          135,000               60,000

  CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Certificate of deposit                                                                    30,625             (100,254)
      Accounts receivable                                                                       27,517            4,238,509
      Income tax refunds receivable                                                            778,284             (778,284)
      Inventory                                                                                  2,376              810,602
      Prepaid expenses and other current assets                                                (77,923)            (139,171)
      Deferred income taxes                                                                       --                158,934
      Receivable from officer                                                                 (395,251)                --
      Long-term accounts receivable                                                           (106,825)                --

    INCREASE (DECREASE) IN LIABILITIES:
      Accounts payable and accrued expenses                                                    (63,762)             984,171
      Deferred revenue                                                                         165,161             (553,847)
      Income taxes payable                                                                        --               (225,021)
                                                                                           -----------          -----------
          Total adjustments                                                                  1,014,650            4,943,727
                                                                                           -----------          -----------
          Net cash provided by (used for) operating activities                                (324,502)           3,870,575
                                                                                           -----------          -----------

CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:
  Payments to acquire property and equipment                                                   (57,155)            (487,657)
  Deposits                                                                                       9,914              (15,422)
                                                                                           -----------          -----------
          Net cash used for investing activities                                               (47,241)            (503,079)
                                                                                           -----------          -----------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Payments on leases payable, net                                                             (185,994)             (94,784)
  Proceeds from loans payable, finance company, net                                            567,080           (3,397,929)
                                                                                           -----------          -----------
          Net cash provided by (used for) financing activities                                 381,086           (3,492,713)
                                                                                           -----------          -----------

NET INCREASE (DECREASE) IN CASH                                                                  9,343             (125,217)
CASH, beginning of year                                                                        172,666              297,883
                                                                                           -----------          -----------
CASH, end of year                                                                          $   182,009          $   172,666
                                                                                           ===========          ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                                            $   704,408          $   932,010
                                                                                           ===========          ===========
  Income taxes paid                                                                        $      --            $   400,000
                                                                                           ===========          ===========
  Inventory transferred to property and equipment                                          $      --            $   336,893
                                                                                           ===========          ===========
  Reclassification of note payable, stockholder to current                                 $      --            $   902,275
                                                                                           ===========          ===========



See accompanying independent auditors' report and notes to financial statements.

                         PACIFIC ONLINE COMPUTERS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1999 AND 1998



(1)    GOING CONCERN:

       As shown in the accompanying financial statements, the Company has incurred a loss from operations and has deficits in working capital. As a result, approximately $10,697,000 (1999) and $10,130,000 (1998) of debt is considered to be in default by the respective lenders. These factors raise substantial doubt about the Company's ability to continue as a going concern.

       Management is working with its primary lender to monitor the status of its indebtedness and is currently evaluating methods to reduce costs, improve results of operations, and obtain additional capital infusions. There can be no assurance that the Company will be successful in its efforts to not have the payment of debt accelerated. The Company's main lender notified them as to termination effective May 31, 1999 and has been extending the agreement for 30-day periods throughout 1999. There's no guarantee that the lender will continue to grant the extensions. If the Company is unsuccessful in its efforts, it may be necessary to undertake such other actions as may be appropriate to preserve asset value. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       BUSINESS ACTIVITY:

              The Company sells computer hardware and software and offers installation, consulting and repair services to its customers throughout the United States.

       REVENUE RECOGNITION:

              The Company recognizes revenues from the sale of computer hardware related products upon shipment of the products.

              The Company provides and recognizes computer consulting and technical support revenues on an hourly basis as services are rendered and over the term of the service contract as determined on an individual contract basis. The Company recognizes consulting and technical support revenues only when no further contingencies or material performance obligations are warranted, and thereby would have earned the right to receive and retain payments for services performed and billed.

       DEFERRED REVENUE RELATING TO SERVICE CONTRACTS:

              The Company sells warranty contracts which, in most instances, cover a period of more than one year. The amount of deferred revenue, as presented in the financial statements, represents warranty contracts which have not yet been fulfilled.

       USE OF ESTIMATES:

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       CASH EQUIVALENTS:

              For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

       INVENTORY:

              Inventory is valued at the lower of cost (first-in, first-out) or market. Inventory consists of computer equipment and service supplies.

       PROPERTY AND EQUIPMENT:

              Property and equipment are valued at cost. Additions and betterments are capitalized. Maintenance and repairs are charged directly to expense as incurred. When assets are disposed, the related cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the statements of operations. Depreciation is being provided using the straight-line method over the following estimated useful lives:

                      Building and improvements                  39 years
                      Office furniture and equipment            5-7 years
                      Machinery and equipment                   5-7 years
                      Computer software and hardware            5-7 years

              The Company estimates depreciation on property and equipment based on estimated useful lives. The actual useful lives and recoverability of values of property and equipment may vary from the Company's estimates. In the event that future facts and circumstances indicate that the cost of property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

       NET LOSS PER SHARE:

              The Company computes net loss per share following SFAS No. 128, "Earnings Per Share". Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income
              (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares are not included in the computation of diluted loss per share for the periods presented because the effect would reduce net loss per share.


See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       NET OPERATING LOSS CARRYFORWARD:

              The Company has a net operating loss carryforward of approximately $74,000 (federal) and $763,000 (state) at December 31, 1999 which can be used to offset future taxable income. The lawsuit settlement disclosed in Note 14 will be deductible for tax purposes in the corporation's year 2000 tax return (year of payment).

       GOODWILL:

              Goodwill represents the excess of the cost to acquire the Company over the fair value of its net assets at the date of acquisition, and is being amortized over 40 years by use of the straight-line method.

(3)    CASH:

       Credit Risk for Cash Deposits
       -----------------------------

       The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

       Certificate of Deposit
       ----------------------

       The certificate of deposit is held as collateral for a standby letter of credit. The letter of credit, as well as equipment with a cost of approximately $218,000, collateralizes a lessor's position with respect to a lease which for financial statement purposes is treated as an operating lease by the Company.

(4)    CONCENTRATION OF CREDIT RISK AND ACCOUNTS RECEIVABLE:

       Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. In the normal course of business, the Company extends unsecured credit to customers who principally operate in California. The Company's ability to generate future profitability will be dependent upon the economics within the regions it sells to as well as its ability to maintain competitive pricing and service capabilities.

       Included in accounts receivable at December 31, 1999 and 1998 is approximately $818,000 and $1,700,000, respectively, due from one and three customers, respectively. Sales to one customer amounted to approximately $8,095,000 for the year ended December 31, 1999. In addition, there are six customers, including this one, which make up approximately 49% of open accounts receivable.

       During the year ended December 31, 1998, sales to three customers amounted to approximately $32,405,000.


See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(4)    CONCENTRATION OF CREDIT RISK AND ACCOUNTS RECEIVABLE, CONTINUED:

       Included in accounts receivable are amounts due from vendors for rebates and for merchandise where a right of return exists. Approximately $85,000
       (1999) and $246,000 (1998) of this balance is due from a stockholder (see
       Note 10).

       Supplemental Information - Schedule II - Valuation Accounts
       -----------------------------------------------------------

       A summary of the valuation accounts is as follows:

       a. Allowance for doubtful accounts: As of December 31, 1999, 1998 and 1997, the allowance for doubtful accounts amounted to $102,251, $96,856 and $74,562, respectively. During the years ended December 31, 1999 and 1998, the Company charged $135,000 and $60,000 to expense, respectively.

       b. Allowance for inventory markdowns: As of December 31, 1999, 1998 and 1997, the allowance for inventory markdowns amounted to $261,362, $144,162 and $120,000, respectively.

(5)    PREPAID EXPENSES AND OTHER CURRENT ASSETS:

       A summary is as follows:


                                                     1999               1998
                                                     ----               ----
      Prepaid purchases                          $   110,347         $   82,536
      Prepaid insurance                               38,992                  -
      Other                                           19,488              8,368
                                                 -----------         ----------
                                                 $   168,827         $   90,904
                                                 ===========         ==========




See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(6)    PROPERTY AND EQUIPMENT:

       A summary is as follows:


                                                                                1999                 1998
                                                                                ----                 ----
         Computer hardware                                                 $  1,713,772         $  1,580,303
         Computer software                                                      451,023              395,810
         Furniture and fixtures                                                 286,247              285,300
         Machinery and equipment                                                199,235              195,754
         Internally developed computer
           software available for sale                                          114,104              114,104
         Building                                                                95,200               95,200
         Leasehold improvements                                                  66,394               61,151
         Vehicles                                                                41,554              263,842
                                                                           ------------         ------------

                                                                              2,967,529            2,991,464
         Less accumulated depreciation and amortization                       1,833,256            1,396,461
                                                                           ------------         ------------

                                                                           $  1,134,273         $  1,595,003
                                                                           ============         ============


(7)    INCOME TAXES:

       The Company uses the asset and liability approach to measure temporary differences in accounting for income taxes. Temporary differences arise from differences in the timing of revenue and expense recognition for financial reporting and income tax return purposes and are measured using the currently enacted tax rates and laws. Two of the major temporary differences relate to the federal net operating loss carryforward of approximately $74,000 and the California State net operating loss carryforward of approximately $763,000. Additionally, a deferred asset was created by the lawsuit settlement referred to in Note 14, which is only deductible in the year paid (2000). Deferred assets related to net operating loss carryforwards and the lawsuit settlement have been provided and completely offset by a valuation allowance, because its utilization does not appear to be reasonably assured. Available federal and state net operating loss carryforwards start to expire on December 31, 2018 and December 31, 2003, respectively. In the event of a change in control in ownership of the Company, the utilization of the available net operating loss carryforward may be significantly limited.

       The deferred tax asset, as shown on the balance sheet, relates primarily to the difference in the treatment of deferred revenues for tax and financial statement purposes.


See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(7)    DEFERRED INCOME TAXES, CONTINUED:

       A reconciliation of the differences between the statutory federal income tax rate and the Company's effective income tax rate applied to income
       (loss) before income taxes are as follows for the years ending:


                                                                                    December 31,
                                                                                    ------------
                                                                           1999                      1998
                                                                           ----                      ----
         Statutory federal tax (benefit) rate                                34%                       34%
         State income tax provision, net of federal benefit                   -                         -
         Net operating loss for which no benefit is available               (34)%                     (34)%
         Effective tax rate                                                   0%                        0%



(8)    ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

       A summary is as follows:

                                                                               1999                1998
                                                                               ----                ----
         Purchases and services                                            $ 1,193,370         $  2,062,256
         Lawsuit settlement (Note 14)                                        1,076,501                    -
         Salaries payable                                                      427,849              488,313
         Sales tax payable                                                     342,464              291,241
         Non-compensated absences due
           to employees                                                        201,598              227,807
         401(k) contributions payable                                           63,521              176,918
         Payroll taxes payable                                                  32,439              166,953
         Other                                                                  16,500                4,516
                                                                           -----------         ------------
                                                                           $ 3,354,242         $  3,418,004
                                                                           ===========         ============


       The Company purchased approximately $32,000,000 and $43,000,000 from two suppliers (one of them also a stockholder, see Note 10) during the years ended December 31, 1999 and 1998, respectively. The supplier who is not a stockholder has received the unlimited personal guarantee of a stockholder of the Company and the limited guaranties of an officer and certain employees. The respective guarantors have subordinated their right to receive payment on debt owed to them by the Company (none outstanding at December 31, 1999 and 1998) to the debt owed by the Company to the supplier. These amounts were financed according to the terms indicated in Note 11. Included in accounts payable and accrued expenses is approximately $1,686,000 and $1,144,000 due to these suppliers at December 31, 1999 and 1998, respectively.



See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(9)    401(K) CONTRIBUTORY PROFIT SHARING PLAN:

       The Company initiated a contributory 401(k) profit sharing plan effective October 1, 1992, whereby eligible employees can make contributions. The employer may make annual discretionary contributions. Total contributions payable at December 31, 1999 and 1998 amounted to $63,521 and $72,516, respectively, which is included in accounts payable and accrued expenses. Contribution expense amounted to $50,252 and $77,537 during the years ended December 31, 1999 and 1998, respectively.

(10)   NOTE PAYABLE, STOCKHOLDER:

       The note payable is due to a stockholder who is also a major supplier of the Company (see Note 8). This same supplier was issued 33,102 shares of stock for $500,000 during the year ended December 31, 1994 and an additional 13,837 shares in February 1996 in consideration for backing an appellate bond (see Note 14). The Company can pay down the note, but if it decides to repay the entire note, it is required to repurchase all of the shares for an amount equal to $500,000, compounded annually at a rate of 12.5%, and obtain the unconditional release of the appellate bond referred to in Note 14. Interest on the note is payable on the first of each month at a rate equal to prime plus 1% per annum on the unpaid principal (if in default, the rate is prime plus 2% per annum). The note is presently being extended by the stockholder on a month-to-month basis.

       The note has a conversion clause which, depending upon the results of operations and the maintenance of purchase commitments (Note 13 - purchase commitments were not met), allows the note holder the right to convert the principal due into stock. If the stockholder elects to convert the note, the net book value of the Company is recalculated to assume that all of the issued stock options are exercised at their option price. As a note covenant, the Company is limited to $500,000 of losses for any 12 consecutive month period (violated at December 31, 1999 and 1998).

       The note is subordinated to the finance company described in note 11 and to IBM (a supplier of the Company). The note is personally guaranteed by an officer-stockholder of the Company and 100,000 shares of the Company's stock have been pledged as security.

(11)   CREDIT FACILITY:

       The Company has a revolving line of credit with a finance company which is used for cash advances and inventory financing. Interest is paid on borrowings at a rate of prime (not less than 6.0%) plus 1.0% per annum.

       The finance company holds as security substantially all assets of the Company, as well as the personal guarantee and specific assets of an officer-stockholder.

       Based on notifications received, the finance company agreed to finance the Company's inventory acquisitions and make advances only through May 31, 1999 (termination date) due to covenant violations. Since that date, the finance company has been operating on 30-day extensions.


See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(11)   CREDIT FACILITY, CONTINUED:

       The Company must maintain the following financial ratios and covenants, which it was not in compliance with at December 31, 1999 and 1998:


               Covenant                                                          Requirement
               --------                                                          -----------
               Tangible net worth and subordinated debt                          => $2,300,000
               Debt to tangible net worth and subordinated debt                  <= 9.0 : 1.0

       Interest expense amounted to $704,408 and $932,010 for the years ended December 31, 1999 and 1998, respectively. Approximately $81,000 and $131,000 was paid to a stockholder during the years ended December 31, 1999 and 1998, respectively.

(12)   INCENTIVE STOCK PLAN:

       The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the fair market value of the underlying stock on the date of grant, no compensation expense is recognized.

       Proforma information regarding net income and earnings per share under the fair value method has not been presented as the amounts are immaterial.

       Under the terms of its stock option plan, options to purchase shares of the Company's common stock are granted at a price equal to the fair market value of the stock at the date the option is granted. At December 31, 1999, the Company had reserved and outstanding 45,660 shares for issuance under its incentive stock plan. At December 31, 1998, the Company had reserved 45,660 shares for issuance under its incentive stock plan, of which 45,457 options were outstanding.

       The number and weighted average exercise prices of options granted for the years ended December 31, 1999 and 1998 are as follow:


                                                                                                      Average
                                                                                                     Exercise
                                                                                     Number            Price
                                                                                     ------            -----
               Outstanding at beginning of the year, 1998                            27,143         $   14.39
               Cancelled during the year                                              7,747             15.10
               Granted during the year                                               26,061             15.10
               Outstanding at beginning of the year, 1999                            45,457             14.69
               Cancelled during the year                                             24,273             15.10
               Granted during the year                                               24,476             15.10
               Outstanding at end of the year                                        45,660             14.69
               Exercisable at end of the year                                        42,129             14.66


See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(13)   COMMITMENTS:

       Leases
       ------

       The following is a schedule by years of future minimum rental payments required under facility and equipment operating leases that have noncancellable lease terms in excess of one year as of December 31, 1999:


               Year ending December 31,
                   2000                                                      $   316,502
                   2001                                                          266,898
                   2002                                                          165,053
                   2003                                                          127,204
                                                                             -----------
                                                                             $    75,657


       Rent expense under all facility leases amounted to $520,877 and $525,013 and payments under non-facility leases included above amounted to $90,474 and $136,252 for the years ended December 31, 1999 and 1998, respectively.

       Buy-Sell Agreement
       ------------------

       A stockholders agreement has been entered into by the major stockholders of the Company. Upon death or the occurrence of specific events as outlined in the agreement, the Company may purchase from the stockholder or the stockholder's estate the shares then owned at a value outlined in the agreement.

       Purchases
       ---------

       The Company has a purchase commitment to buy at least $9,000,000 worth of products from a stockholder who is also a supplier (the stockholder referred to in notes 4, 8 and 10) for each of the four quarters during the years ended December 31, 1999 and 1998. Per the agreement with that stockholder, if the Company does not meet this commitment, the stockholder has the right to convert the note (referred to in note 10) into shares of common stock of the Company. The Company was not in compliance with this commitment as of December 31, 1999 and 1998.



See accompanying independent auditors' report.

                         PACIFIC ONLINE COMPUTERS, INC.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998


(14)   LAWSUIT SETTLEMENT AND SUBSEQUENT EVENT:

       In October 1994, a group of former employees filed suit against the Company alleging they were wrongfully terminated and improperly denied stock benefits by the Company. They sought compensatory and general damages. The Company and one of its stockholders filed a cross-complaint asserting causes of action for breach of contract and related business torts. The Company has spent the last several years appealing the judgement entered against them. On February 25, 2000, the Court of Appeal issued a written opinion affirming the judgement for $760,000 plus 10% simple interest. On April 3, 2000, the judgement became final. The accrual, totaling $1,076,501, is included in accounts payable and accrued expenses at December 31, 1999 (Note 8) and was paid on April 5, 2000 by the stockholder referred to in Note 10 and a demand note was entered into between them and the Company.

       An appellate bond, as required by statute for cases on appeal, had been posted by the stockholder referred to in note 10 and in consideration thereof, the Company issued 13,837 shares to that stockholder in February 1996 (non-cash financing transaction). The bond should be released pending verification by the courts of payment in full.

(15)   SUBSEQUENT EVENT:

       Effective March 24, 2000, the President (majority stockholder) of the Company resigned. The President and the Company agreed to forgive the receivable from officer for $395,251 (arising from cash advances) as full and complete payment for the outstanding shares to be purchased from him. The consideration given will be effective upon the subsequent sale or liquidation of the Company.


See accompanying independent auditors' report.